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                                                          Exhibit 15
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                                                April 30, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


            RE:   Unit Corporation

                  Registration on Form S-8 and S-3



We are aware that our report dated April 22, 2002 on our review of interim financial information of Unit Corporation for the three month period ended
March 31, 2002 and included in the Company's Form 10-Q for the quarter ended March 31, 2002 is incorporated by reference in the Company's registration statements on Form S-8 (File No.'s 33-19652, 33-44103, 33-
49724, 33-64323, 33-53542, 333-38166 and 333-39584) and Form S-3 (File No.  333-
83551).



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